EX 24 POA
POWER OF ATTORNEY

The undersigned, as a current or future Section 16 reporting person of Hims & Hers Health, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints each of Soleil Boughton, Alexandra Cotter Wilkins, Carly Larson, Emily Yeh, and Kimberly Mather as the undersigned’s true and lawful attorney-in-fact to:
* act as account administrator for the undersigned’s Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) account with the SEC and to do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable in connection with the management of the undersigned’s EDGAR account, including, but not limited to, making submissions on EDGAR; adding, removing and delegating authority to users, account administrators, and technical administrators; delegating authority to other EDGAR accounts to file on behalf of the undersigned, and to remove delegated authority; and generating new filing codes;
* complete and execute Schedules 13D and 13G in accordance with Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Forms 3, 4 and 5 in accordance with Section 16 of the Exchange Act and the rules thereunder, Form 144 under Rule 144 under the Securities Act of 1933 (“Rule 144”), and in each case the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned’s ownership, acquisition or disposition of securities, and other forms and all amendments thereto as such attorneys-in-fact shall in their discretion determine to be required or advisable; and
* do all acts necessary in order to file such forms with the Commission, any securities exchange or national association, and such other person or agency as the attorneys-in-fact shall deem appropriate.

The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agent shall do or cause to be done by virtue hereof.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Section 13 or Section 16 of the Exchange Act or Rule 144 or any other SEC rule or regulation.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or each such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
    This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedules 13D, 13G, Forms 3, 4 and 5 or Form 144 with respect to the undersigned’s holdings of and transactions in securities, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date set forth below.

/s/ Kofi Owusu Amoo-Gottfried
Name: Kofi Owusu Amoo-Gottfried

Date: June 14, 2026